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                                                                    Exhibit 4.27

                                                               EXECUTION VERSION

                    FIFTH AMENDMENT dated as of April 1, 2005 (this
               "Amendment"), to the CREDIT AGREEMENT dated as of October 11, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LAND O'LAKES, INC., a cooperative corporation organized under the laws of the State of Minnesota (the "Borrower"), the several banks and other financial institutions and entities from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK, N.A. (formerly known as "JPMorgan Chase Bank" and formerly known as "The Chase Manhattan Bank"), as administrative agent (in such capacity, the "Administrative Agent").

          A. The Borrower has requested that the Lenders agree to amend the asset sale provision of the Credit Agreement as set forth herein.

          B. The Required Lenders are willing to effect such amendment on the terms and subject to the conditions of this Amendment.

          C. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment of Section 6.05 of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below), as follows:

          (a) Amendment of Section 1.01. Section 1.01 is hereby amended by: inserting the following definitions in the appropriate alphabetical order therein:

                    'Fifth Amendment' means the Fifth Amendment, dated as of
               April 1, 2005, to this Agreement.

                    'Fifth Amendment Effective Date' means the date on which the
               Fifth Amendment became effective in accordance with Section 3 thereof.

          (b) Amendment of Subsection 6.05(d). Subsection 6.05(d) is amended to read in its entirety as follows:

          "(d) sales, transfers and other dispositions of assets (other than sales, transfers or dispositions of less than 100% of the Equity Interests in a Restricted Subsidiary owned by the Borrower and the Restricted Subsidiaries) that are not permitted by any other clause of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not

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exceed (x) $100,000,000 during the fiscal year of the Borrower ended December
31, 2005 and (y) $50,000,000 during any fiscal year of the Borrower thereafter and (ii) for purposes of clause (i), the fair market value of Equity Interests in a Restricted Subsidiary shall in any event be deemed to be at least equal to the sum of the purchase price and all Indebtedness of such Restricted Subsidiary transferred as part of, or other Indebtedness assumed by the transferee or its Affiliates in connection with, such sale, transfer or disposition;"

          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

          (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

          (c) No Default or Event of Default has occurred and is continuing.

          (d) After giving effect to this Amendment, the Collateral and Guarantee Requirement has been satisfied.

          SECTION 3. Effectiveness. This Amendment and the amendment of the Credit Agreement effected hereby shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

          (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of
(i) the Administrative Agent, (ii) the Borrower and (iii) the Required Lenders.

          (b) The Administrative Agent shall have received a certificate of a Financial Officer to the effect that the representations and warranties set forth in Section 2 hereof are true and correct on and as of the Amendment Effective Date.

          (c) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative
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Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations thereunder.

          (d) The Administrative Agent shall have received all fees and other amounts due from any Loan Party hereunder or under the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date and, to the extent invoiced on or prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under the Credit Agreement or any other Loan Document.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

          SECTION 4. Effect of Amendment, (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof, "herein", or words of like import, and each reference to the Credit Agreement in any Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

          SECTION 5. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

          SECTION 6. Indemnity. It is agreed that for all purposes of Section 9.03(b) of the Credit Agreement, the execution, delivery and performance of this Amendment and the other transactions contemplated hereby shall all be deemed to be transactions contemplated by the Credit Agreement.

          SECTION 7. Uniform Commercial Code Filings. The Borrower authorizes the Collateral Agent at any time and from time to time to file in any relevant

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jurisdiction financing statements and amendments thereto describing the
Collateral pledged by the Borrower under the Collateral Agreement as "all assets", "all personal property" or in any other manner deemed appropriate by the Collateral Agent, and the Borrower hereby confirms and ratifies the filing by the Collateral Agent prior to the date hereof of any financing statements containing such a description.

          SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.